UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2017

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 1, 2017, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated June 26, 2016 (the “Merger Agreement”), by and between People’s United Financial, Inc. (“People’s United”) and Suffolk Bancorp (“Suffolk”), the merger of People’s United and Suffolk (the “Merger”), in which Suffolk merged with and into People’s United, with People’s United as the surviving corporation, became effective.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Suffolk shareholders became entitled to receive 2.225 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of People’s United (“People’s United Common Stock”) for each outstanding share of common stock, par value $2.50 per share, of Suffolk (“Suffolk Common Stock”) held immediately prior to the completion of the Merger, with cash payable in lieu of any fractional shares.

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each option granted by Suffolk to purchase shares of Suffolk Common Stock, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time fully vested and was cancelled and converted automatically into the right to receive a number of shares of People’s United Common Stock equal to the quotient of (i) the product of (A) the number of shares of Suffolk Common Stock subject to such option multiplied by (B) the excess, if any, of the Per Share Stock Consideration over the exercise price per share of Suffolk Common Stock of such option, divided by (ii) $18.088, which is the average closing-sale price of People’s United Common Stock for the five full trading days ending on the trading day immediately preceding March 31, 2017, with cash payable in lieu of any fractional shares. “Per Share Stock Consideration” means the Exchange Ratio times $18.088, which is the average closing-sale price per share of People’s United Common Stock for the five full trading days ending on the trading day immediately preceding March 31, 2017.

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each restricted share of Suffolk Common Stock granted on or prior to the date of the Merger Agreement that was outstanding immediately prior to the Effective Time fully vested and was cancelled and converted automatically into the right to receive 2.225 shares of People’s United Common Stock. At the Effective Time, subject to the terms and conditions of the Merger Agreement, each restricted share of Suffolk Common Stock granted following the date of the Merger Agreement that was outstanding immediately prior to the Effective Time was converted into the right to receive 2.225 restricted shares of People’s United Common Stock (with any fractional shares rounded to the nearest whole number of shares), which remained subject to the same terms, conditions and restrictions (including any vesting conditions) as were applicable immediately prior to the Effective Time.

Immediately following the Merger, People’s United Bank, National Association, a national bank and a wholly owned subsidiary of People’s United, merged with and into The Suffolk County National Bank of Riverhead, a national bank and a wholly owned subsidiary of Suffolk, with People’s United Bank, National Association as the surviving entity.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 3, 2017, People’s United issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than

71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and between People’s United Financial, Inc. and Suffolk Bancorp, dated June 26, 2016 (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by People’s United Financial, Inc. on June 28, 2016).

99.1	Press Release, dated April 3, 2017, announcing completion of the Merger—furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 3, 2017	By:	/s/ Robert E. Trautmann

(Signature)

	Name:	Robert E. Trautmann, Esq.
	Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and between People’s United Financial, Inc. and Suffolk Bancorp, dated June 26, 2016 (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by People’s United Financial, Inc. on June 28, 2016).

99.1	Press Release, dated April 3, 2017, announcing completion of the Merger—furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.